Exhibit 10.57

FORM OF LOCK-UP AGREEMENT

________, 2023

ARCH THERAPEUTICS, INC.

235 Walnut Street, Suite 6

Framingham, MA 01702

Re: Securities Purchase Agreement dated July 7, 2023

Ladies and Gentlemen:

This lock-up agreement (the “Agreement”) is being delivered to you in connection with the proposed Securities Purchase Agreement (the “Purchase Agreement”), dated July 7, 2023 between Arch Therapeutics, Inc., a Nevada corporation (the “Company”), and each buyer identified on the signature pages thereto (collectively, the “Buyers”), relating to the issuance and sale (the “Offering”) by the Company of the Securities. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Pursuant to Section 5(e) of the Purchase Agreement, the undersigned agrees with the Company that, during the period beginning on and including the Closing Date through and including the date that is the one-year anniversary of the Closing Date (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any Shares or Warrant Shares (such shares, the “Subject Shares”) or securities convertible into or exercisable or exchangeable for Subject Shares; (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Subject Shares or securities convertible into or exercisable or exchangeable for Subject Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Subject Shares or securities convertible into or exercisable or exchangeable for Subject Shares.

The restrictions set forth in the immediately preceding paragraph shall not apply to any transfers made by the undersigned (i) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (ii) by will or intestate succession upon the death of the undersigned, (iii) pursuant to the conversion or sale of, or an offer to purchase, all or substantially all of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, or (iv) as a bona fide gift to a charity or educational institution; provided, however, that in the case of any transfer described in clauses (i) and (ii) above, it shall be a condition to the transfer that the transferee executes and delivers to the Company not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to the Company. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, father-in-law, mother, mother-in-law, brother or sister of the undersigned.

For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement:

(i) the Agreement does not include or restrict (A) any shares of Common Stock already owned by the undersigned prior to the Closing, or any shares of Common Stock that are issuable under any convertible promissory notes or warrants owned by the undersigned prior to the Closing, or (B) any shares of Common Stock, or shares of Common Stock that are issuable under any convertible promissory notes or warrants, in either case hereafter purchased by the undersigned other than pursuant to the Purchase Agreement or Warrants (collectively, the “Excluded Securities”). For the avoidance of doubt, shares of Common Stock and warrants acquired in the Uplist are Excluded Securities; and

(ii) the undersigned shall be free, without any restriction under this Agreement, to (A) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, and announce the intention to otherwise dispose of, any of the Excluded Securities or securities convertible into or exercisable or exchangeable for Excluded Securities, (B) enter into any swap, hedge or similar agreement or arrangement with respect to the Excluded Securities or securities convertible into or exercisable or exchangeable for Excluded Securities, and (C) engage in any short selling of the Excluded Securities or securities convertible into or exercisable or exchangeable for Excluded Securities; provided that nothing in this Agreement shall limit the effect of Section 4(j) of the Purchase Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Subject Shares or securities convertible into or exercisable or exchangeable for Subject Shares.

The undersigned further agrees that the Company may, with respect to Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares owned or held (of record or beneficially) by the undersigned (but excluding Excluded Securities), cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly executed and delivered by the undersigned and is a valid and binding Agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the undersigned and upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything contained herein to the contrary, if the undersigned purchases securities, for cash, in the Uplist with an aggregate purchase price equal to at least 4.3 multiplied by the aggregate Purchase Price paid by the undersigned for Securities under the Purchase Agreement, then the Lock-Up Period shall cease upon the closing of the Uplist.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Very truly yours,

(Name of Stockholder – Please Print)

(Signature)

Address:

Acknowledged and Agreed:

ARCH THERAPEUTICS, INC.

By: ________________________________

Name:

Title: